UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]   Preliminary Proxy Statement
[  ]   Confidential, for use of the Commission Staff Only
          (as permitted by Rule 14a-6(e) (2))
[x ]   Definitive Proxy Statement
[  ]   Definitive Additional Materials
[  ]   Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                             1ST SOURCE CORPORATION
                (Name of Registrant as Specified in its Charter)
                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x ]    No fee required
[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

               (1) Title of each class of securities to which transaction applies:

               -----------------------------------------------------------------

               (2) Aggregate number of securities to which transaction applies:

               -----------------------------------------------------------------

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               -----------------------------------------------------------------

               (4) Proposed maximum aggregate value of transaction:

               -----------------------------------------------------------------

               (5) Total fee paid:

               -----------------------------------------------------------------

[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.

               (1) Amount Previously Paid:

               -----------------------------------------------------------------

               (2) Form, Schedule or Registration Statement No.:

               -----------------------------------------------------------------

               (3) Filing Party:

               -----------------------------------------------------------------

               (4) Date Filed:

               -----------------------------------------------------------------

                                                          1st Source Corporation
                                                            Post Office Box 1602
                                                      South Bend, Indiana  46634



          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT




TO THE SHAREHOLDERS OF 1ST SOURCE CORPORATION:

The Annual Meeting of Shareholders of 1st Source Corporation will be held at the 1st Source Center, 4th Floor Boardroom, 100 North Michigan Street, South Bend, Indiana 46601, on April 27, 2006, at 10:00 a.m. local time, for the purpose of considering and voting upon the following matters:

1. ELECTION OF DIRECTORS. Election of five directors for terms expiring in 2009.
2. OTHER BUSINESS. Such other matters as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 21, 2006 are entitled to vote at the meeting.




By Order of the Board of Directors,

John B. Griffith
Secretary


South Bend, Indiana
March 17, 2006





================================================================================
   PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN
  THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, NEVERTHELESS,
            VOTE IN PERSON AND REVOKE A PREVIOUSLY SUBMITTED PROXY.
================================================================================

                       This page intentionally left blank.

                             1st SOURCE CORPORATION
                             ----------------------

                    P.O. Box 1602 - South Bend, Indiana 46634



                                 PROXY STATEMENT


This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of 1st Source Corporation ("1st Source"), to be held on April 27, 2006, at 10:00 a.m. local time, at the 1st Source Center, 100 North Michigan Street, 4th Floor Boardroom, South Bend, Indiana 46601. Only Shareholders of record at the close of business on February 21, 2006, will be eligible to vote at the Annual Meeting. The voting securities of 1st Source consist only of Common Stock, of which 21,359,581 shares were outstanding on the record date. Each Shareholder of record on the record date will be entitled to one vote for each share. Cumulative voting is not authorized. The approximate date for making available this Proxy Statement and the form of proxy to Shareholders is March 17, 2006. With respect to each matter to be acted upon at the meeting, abstentions on properly executed proxy cards will be counted for determining a quorum at the meeting; however, such abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the shareholder has abstained or the broker has not voted.

The cost of solicitation of proxies will be borne by 1st Source. In addition to the use of mails, proxies may be solicited through personal interview, telephone, and facsimile by directors, officers and regular employees of 1st Source without additional remuneration therefor.




                                  REVOCABILITY


Shareholders may revoke their proxies at any time prior to the meeting by giving written notice to John B. Griffith, Secretary; 1st Source Corporation; Post Office Box 1602; South Bend, Indiana 46634, or by voting in person at the meeting.



                         PERSONS MAKING THE SOLICITATION


This solicitation is being made by the Board of Directors of 1st Source.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


Ownership of beneficial owners of more than 5% of the Common Stock outstanding at February 21, 2006:

Name and Address                Type of Ownership       Amount        % of Class

Ernestine M. Raclin(1)              Direct             167,736             0.78%
100 North Michigan Street         Indirect (2)       5,612,580            26.28%
South Bend, IN  46601                                ---------            -----
                                    Total            5,780,316            27.06%
                                                     =========            =====

Christopher J. Murphy III           Direct             765,087             3.58%
100 North Michigan Street         Indirect (3)       2,022,815             9.47%
South Bend, IN 46601                                 ---------             ----
                                    Total            2,787,902            13.05%
                                                     =========            =====

Dimensional Fund Advisors, Inc.     Direct(4)        1,370,959             6.42%
1299 Ocean Avenue, 11th Floor                        =========             ====
Santa Monica, CA 90401



1st Source Bank as Trustee for      Direct           1,257,816             5.89%
the 1st Source Corporation                           =========             ====
Employees' Profit Sharing Plan
and Trust

(1)  Mrs. Raclin is the mother-in-law of Mr. Murphy.

(2) Owned indirectly by Mrs. Raclin who disclaims beneficial ownership thereof. Most of these securities are held in trusts, of which 1st Source Bank is the trustee and has sole voting power. While Mrs. Raclin is an income beneficiary of many of these trusts, the ultimate benefit and ownership will reside in her children and grandchildren.


(3) Owned indirectly by Mr. Murphy who disclaims beneficial ownership thereof. The securities are held by Mr. Murphy's wife and children, or in trust or limited partnerships for the benefit of his wife and children. Mr. Murphy is not a current income beneficiary of most of the trusts. Due to the structure of various trusts and limited partnerships, 665,308 shares are shown both in Mr. Murphy's and Mrs. Raclin's ownership.


(4) As reported in Schedule 13G filed February 6, 2006, Dimensional Fund Advisors, Inc., in its role as investment advisors for various clients, had sole dispositive and/or voting power of the shares.


             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON


The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. However, if any other matters should properly come before the meeting, the persons named in the enclosed proxy intend to vote in accordance with their best judgment. No director, nominee for election as director, nor executive officer of 1st Source has any special interest in any matter to be voted upon other than election to the Board of Directors. Directors, executive officers, and voting trustees have indicated that they intend to vote for all directors as listed in Proposal Number 1.


                    PROPOSAL NUMBER 1: ELECTION OF DIRECTORS


The Board of Directors is divided into three (3) groups of directors whose terms expire at different times. At the 2006 Annual Meeting, five (5) directors are to be elected for terms expiring in 2009, or until the qualification and election of a successor. Directors will be elected by a plurality of the votes cast.

The following information is submitted for each nominee as well as each director and each non-director executive officer continuing in office.



                                                                                         Beneficial Ownership
                                                                                        of Equity Securities(1)
                                                                                        -----------------------
                                                                                                    Year
                                                                                                  in Which
                                                                                                Directorship       Common      % of
Name                                  Age     Principal Occupation(3)                              Assumed         Stock       Class
------------------------------------------------------------------------------------------------------------------------------------
                                              NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
TERMS EXPIRING IN APRIL, 2009
-----------------------------

Terry L. Gerber                        65     President and Chief Executive Officer,                2004          10,431          *
                                              Gerber Manufacturing Company, Inc.
                                              (clothing manufacturer)

William P. Johnson                     63     Chief Executive Officer, Flying J, LLC                1996          17,288          *
                                              (consulting); prior thereto, Chief
                                              Executive Officer, Goshen Rubber Co.
                                              Inc. (rubber and plastic parts manufacturer);
                                              and Director, Coachmen Industries, Inc.

Craig A. Kapson                        55     President, Jordan Automotive Group                    2004          54,463          *
                                              (automotive dealerships)

John T. Phair                          56     President, Holladay Properties (real                  2004          31,883          *
                                              estate development)

Mark D. Schwabero                      53     President, Outboard Business Unit,                    2004           2,838          *
                                              Mercury Marine (marine propulsion
                                              systems); prior thereto, President
                                              and Chief Executive Officer,
                                              Hendrickson International (heavy-duty
                                              transportation products)

                                              DIRECTORS CONTINUING IN OFFICE
TERMS EXPIRING IN APRIL, 2007
-----------------------------

David C. Bowers                        69     Formerly, Executive Vice President,                   2003           5,046          *
                                              Park National Bank and Secretary and
                                              Chief Financial Officer, Park National
                                              Corporation (financial services)

Daniel B. Fitzpatrick                  48     Chairman, and Chief Executive                         1995          21,163          *
                                              Officer, Quality Dining, Inc. (quick
                                              service and casual dining restaurant
                                              operator)



                                                                                         Beneficial Ownership
                                                                                        of Equity Securities(1)
                                                                                        -----------------------
                                                                                                    Year
                                                                                                  in Which
                                                                                                Directorship       Common      % of
Name                                  Age     Principal Occupation(3)                              Assumed         Stock       Class
------------------------------------------------------------------------------------------------------------------------------------

                                              DIRECTORS CONTINUING IN OFFICE

Wellington D. Jones III                61     Executive Vice President, 1st Source                  1998         236,655       1.11%
                                              Corporation, and President
                                              and Chief Operating Officer, 1st Source Bank

Dane A. Miller, Ph.D.                  60     President, Chief Executive Officer                    1987          18,804          *
                                              and  Director, Biomet, Inc. (medical
                                              products and technology)

Toby S. Wilt                           61     Chairman, Christie Cookie Company                     2002          10,000          *
                                              (gourmet foods); President, TSW
                                              Investment Company; Director,
                                              Outback Steakhouse, Inc.; and
                                              Director, TLC Vision Corporation

TERMS EXPIRING IN APRIL, 2008
-----------------------------

Lawrence E. Hiler                      60     Chairman, Hiler Industries (metal castings)           1992           2,166          *

Rex Martin                             54     Chairman, President and Chief                         1996           2,768          *
                                              Executive Officer, NIBCO, Inc.
                                              (copper and plastic plumbing parts
                                              manufacturer)

Christopher J. Murphy III              59     Chairman of the Board,  President,                    1972       2,787,902 (2)  13.05%
                                              and  Chief Executive Officer, 1st Source
                                              Corporation; and Chairman of
                                              the Board and Chief Executive
                                              Officer, 1st Source Bank

Timothy K. Ozark                       56     Chairman and Chief Executive                          1999           5,300          *
                                              Officer,  Aim Financial Corporation
                                              (mezzanine funding and leasing)

                                              NON-DIRECTOR EXECUTIVE OFFICERS

Richard Q. Stifel                      64     Executive Vice President, Business                                  99,876          *
                                              Banking Services Group and Chief
                                              Credit Officer, 1st Source Bank
                                              (since 1992)




                                                                                         Beneficial Ownership
                                                                                        of Equity Securities(1)
                                                                                        -----------------------
                                                                                                    Year
                                                                                                  in Which
                                                                                                Directorship       Common      % of
Name                                  Age     Principal Occupation(3)                              Assumed         Stock       Class
------------------------------------------------------------------------------------------------------------------------------------

Allen R. Qualey                        53     President and Chief Operating Officer,                             102,098          *
                                              Specialty Finance Group, 1st Source Bank
                                              (since 1997)

John B. Griffith                       48     Senior Vice President, General Counsel                              10,623          *
                                              and Secretary, 1st Source Corporation and
                                              1st Source Bank (since 2001); prior thereto,
                                              Partner, McDermott, Will & Emery

Larry E. Lentych                       59     Senior Vice President, Treasurer and Chief                          74,997          *
                                              Financial Officer, 1st Source Corporation
                                              and 1st Source Bank (since 1988)



 All Directors and Executive Officers as a Group (18 persons)                                                  3,494,301      16.36%

*    Represents holdings of less than 1%.

(1) Based on information furnished by the directors and executive officers as of February 21, 2006.

(2) The amounts shown include shares of Common Stock held directly or indirectly in the following amount by the spouse and other family members of the immediate household of Christopher J. Murphy III, who disclaims beneficial ownership of such securities: 2,022,815 shares. Voting authority for 957,771 shares owned indirectly by Mr. Murphy is vested in 1st Source Bank as Trustee for various family trusts. Investment authority for those shares is held by 1st Source Bank as Trustee of the underlying trusts.


(3) The principal occupation represents the employment for the last five years for each of the named directors and executive officers. Directorships presently held in other registered corporations are also disclosed.


Directors and officers of 1st Source and their affiliates were customers of and had transactions with 1st Source and its subsidiaries in the ordinary course of business during 2005 and in compliance with applicable federal and state laws and regulations. Additional transactions are expected to take place in the ordinary course of business in the future. All outstanding loans and commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility, or present other unfavorable features. Credit underwriting procedures followed were no less stringent than those for comparable transactions with other borrowers.

During 2005, Mr. Johnson was President and a principal shareholder of WPJ Realty, Inc., a real estate company. In 2004, 1st Source Bank entered into two lease agreements with WPJ Realty pursuant to which 1st Source Bank leases a banking center facility and a drive-up Resource Center. In 2005, 1st Source Bank paid an aggregate of $91,556 to WPJ Realty, Inc. under these leases.

Both lease agreements granted 1st Source Bank a right of first refusal and an option to purchase the property during the lease term. In 2005, 1st Source exercised the options to purchase both the banking center facility and the drive-up Resource Center for an aggregate purchase price of $600,000. Mr. Johnson entered into a lease agreement for office space in the banking center facility pursuant to which he will pay rent at a market rate. The lease agreement is cancelable by either party with 30 days' notice.

Mr. Kapson is President and a principal shareholder of Jordan Motors, Inc., an automobile dealership. 1st Source Bank has established an ongoing relationship with Jordan Motors in which Jordan Motors facilitates the purchase of automobiles by car rental companies that are commercial lending customers of the Bank. Where the customer chooses to utilize this arrangement, the purchase price of such vehicles is funded by the Bank as a loan to the customer on customary terms. During 2005 the Bank loaned customers approximately $4.3 million for the purchase of automobiles from Jordan Motors, which amount included service fees paid to Jordan of less than $12,000 in the aggregate. Also during 2005 the Bank purchased vehicles in an aggregate amount of approximately $3.5 million from Jordan Motors for lease to various commercial finance customers of the Bank on customary terms. Revenues from all of the foregoing represented less than 2.29% of 2005 revenues of Jordan Motors.


             BOARD COMMITTEES AND OTHER CORPORATE GOVERNANCE MATTERS


In January 2004 the Board of Directors adopted Corporate Governance Guidelines to ensure and document the Company's existing high standards for corporate governance. The Corporate Governance Guidelines are in accordance with the listing standards of the Nasdaq Stock Market and Securities and Exchange Commission rules. The Corporate Governance Guidelines are available on the Company's website at www.1stsource.com.

DIRECTOR INDEPENDENCE -- The Board assesses each director's independence in accordance with the Corporate Governance Guidelines. The Corporate Governance Guidelines define an independent director as one who has no relationship to the Company that would interfere with the exercise of independent judgment in carrying out responsibilities as a director of the Company and who are otherwise "independent" under the listing standards of the Nasdaq Stock Market. The Board has determined, after careful review, that each member of the Board is independent as defined in the Company's Corporate Governance Guidelines, with the exception of Mr. Murphy and Mr. Jones, who are employed by the Company. Accordingly, twelve out of the fourteen current members of the Board are independent directors.

BOARD COMMITTEES -- 1st Source and its major subsidiary, 1st Source Bank, share the following permanent committees made up of board members of both organizations. Executive and Governance, Nominating, Audit, and Executive Compensation and Human Resources Committee members are appointed annually after the Annual Meeting of Shareholders.



Committee                               Members                     Functions                                   2005 Meetings
-----------------------------------------------------------------------------------------------------------------------------------

Executive and Governance(2)             Christopher J. Murphy III   o Serve as senior committee with                   3
                                        William P. Johnson(1)         oversight responsibility for effective
                                        Rex Martin                    governance of the Company.
                                        Timothy K. Ozark            o Power to act for the Board of
                                        Toby S. Wilt                  Directors between meetings subject to
                                                                      certain statutory limitations.
                                                                    o Identify and monitor the appropriate
                                                                      structure of the Board.
                                                                    o Select Board members for committee
                                                                      assignments.

Nominating(2)                           William P. Johnson(1)       o Identify, evaluate, recruit and select           2
                                        Rex Martin                    qualified candidates for election,
                                        Timothy K. Ozark              re-election or appointment to the Board
                                        Toby S. Wilt                  of Directors.
                                                                    o See also "Nominating Committee
                                                                      Information" below.




Committee                               Members                     Functions                                   2005 Meetings
-----------------------------------------------------------------------------------------------------------------------------------

Audit(2)                                David C. Bowers(1)          o Select the Company's independent                 6
                                        Daniel B. Fitzpatrick         registered public accounting firm.
                                        Terry L. Gerber             o Review the scope and results of the
                                        Lawrence E. Hiler             audits by the internal audit staff and the
                                        Dane A. Miller                independent registered public accounting firm.
                                        Timothy K. Ozark            o Review the adequacy of the accounting
                                        Mark D. Schwabero             and financial controls and presents the
                                        Toby S. Wilt                  results to the Board of Directors with
                                                                      respect to accounting practices and internal
                                                                      procedures. Also makes recommendations for
                                                                      improvements in such procedures.
                                                                    o See also "Report of the Audit Committee" below.

Executive Compensation                  Timothy K. Ozark(1)         o Determine compensation for senior                3
and Human Resources                     William P. Johnson            management personnel, review the
                                        Rex Martin                    Chief Executive Officer and manage
                                        Toby S. Wilt                  the Company's stock plans.
                                                                    o Establish wage and benefit policies for the
                                                                      Company and its subsidiaries.
                                                                    o Review human resource guidelines, policies
                                                                      and procedures.

     (1)  Committee chairman

     (2) The charter of the committee is available on the Company's website at www.1stsource.com.

MEETINGS OF THE BOARD OF DIRECTORS AND DIRECTORS' COMPENSATION -- The Board of Directors held six meetings in 2005. Incumbent directors attending fewer than 75% of the aggregate total meetings of the Board of Directors and all committees of the board of 1st Source on which they served were Dane A. Miller and Toby S. Wilt. Directors receive fees in the amount of $16,000 per year, $1,000 per board meeting and $750 per committee meeting attended ($1,000 per Audit Committee meeting attended). Committee chairpersons receive an additional $250 per meeting attended (an additional $750 per Audit Committee meeting attended). Total fees paid in 2005 were $468,500.

ANNUAL MEETING ATTENDANCE -- Per the Company's Corporate Governance Guidelines, directors are expected to attend the Annual Meeting of shareholders. The Chairman of the Board presides at the Annual Meeting, and the Board of Directors holds one of its regular meetings in conjunction with the Annual Meeting of shareholders. All members of the Board at the time of the Company's 2005 Annual Meeting of shareholders attended that meeting except for Dane A. Miller and John
T. Phair.

CODE OF ETHICAL CONDUCT -- The Board of Directors has adopted a Code of Ethical Conduct for Financial Managers, which is available on the Company's website at www.1stsource.com. The Code of Ethical Conduct for Financial Managers constitutes a code of ethics as defined in Section 406(c) of the Sarbanes-Oxley Act of 2002 and applies to the Chief Executive Officer, Chief Financial Officer, Controller and other individuals performing similar accounting or financial reporting functions for the Company.

SHAREHOLDER COMMUNICATIONS -- Communications to the Board of Directors from shareholders are welcomed. All written communications should be directed to the attention of the Chairman of the Executive and Governance Committee. The Chairman of the Executive and Governance Committee shall either (i) relay a shareholder communication to the full board or an appropriate committee chairman, or (ii) where he feels that the communication is not appropriate to relay, at least provide a copy of the communication and an indication of his proposed disposition to the General Counsel, or another independent director, either of whom may forward the communication to any other directors if he deems it prudent or appropriate to do so. The Chairman of the Executive and Governance Committee shall forward all recommendations for board nominees submitted by shareholders to the Chairman of the Nominating Committee.

                        NOMINATING COMMITTEE INFORMATION


The Board of Directors formed an independent Nominating Committee in January 2004. Its responsibilities were formerly carried out by the Executive Committee. The charter of the Nominating Committee is available on the Company's website at www.1stsource. com. All members of the Nominating Committee (see "Board Committees" above) comply with the independence requirements of the Nasdaq Stock Market listing standards.

The purpose of the Nominating Committee is to identify, evaluate, recruit and select qualified candidates for election, re-election, or appointment to the Board. The Nominating Committee may use multiple sources for identifying and evaluating nominees for directors, including referrals from current directors and executive officers and recommendations by shareholders. Candidates recommended by shareholders will be evaluated in the same manner as candidates identified by any other source. In order to give the Nominating Committee adequate time to evaluate recommended director candidates, shareholder recommendations should be submitted in writing at least 120 days prior to the next Annual Meeting to be held on or about April 26, 2007. Nominations should be addressed to the attention of the Chairman, Executive and Governance Committee, c/o 1st Source Corporation.

The Nominating Committee will select new or incumbent nominees or recommend to the Board replacement nominees considering the following criteria:

o    Whether the nominee is under the mandatory retirement age of 70;
o Personal qualities and characteristics, accomplishments and reputation in the business community;
o Current knowledge and contacts in the communities or industries in which the Company does business;
o Ability and willingness to commit adequate time to Board and Committee matters;
o The fit of the individual's skills with those of other directors and potential directors in building a Board that is effective and responsive to the needs of the Company; and
o    Diversity of viewpoints, background, experience and other demographics.

                          REPORT OF THE AUDIT COMMITTEE


The Audit Committee oversees 1st Source's financial reporting process on behalf of the Board of Directors, retains and oversees the Company's independent registered public accounting firm and approves all audit and non-audit services provided by the independent registered public accounting firm. The Board of Directors has adopted a Charter for the Audit Committee to set forth its authority and responsibilities. All of the members of the Committee are independent as defined in the listing standards of the Nasdaq Stock Market and Securities and Exchange Commission rules. The Board has determined that David C. Bowers, Daniel B. Fitzpatrick, Lawrence E. Hiler, Dane A. Miller, Timothy K. Ozark, and Toby S. Wilt qualify as audit committee financial experts, as defined by Securities and Exchange Commission guidelines.

The Committee reviewed the audited financial statements in the Annual
Report with management. The Committee also reviewed the financial statements with 1st Source's independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Committee also considered with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of 1st Source's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent registered public accounting firm the firm's independence from management and 1st Source, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services provided by the independent registered public accounting firm to 1st Source with the firm's independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE

                            David C. Bowers, Chairman

           Daniel B. Fitzpatrick                        Terry L. Gerber
           Lawrence E. Hiler                            Dane A. Miller
           Timothy K. Ozark                             Mark D. Schwabero
           Toby S. Wilt


                       REMUNERATION OF EXECUTIVE OFFICERS


The following tables set forth all aggregate remuneration accrued by 1st
Source and its subsidiaries in 2005 for 1st Source's chief executive officer and each of 1st Source's other four most highly compensated executive officers.


                           SUMMARY COMPENSATION TABLE


                                                           Annual                         Long-Term
                                                        Compensation                    Compensation

                                                                                      Awards     Payouts
(a)                                      (b)      (c)       (d)          (e)           (f)          (g)          (h)
                                                                                   Securities
                                                                    Other Annual    Underlying     LTIP       All Other
Name and Principal Position(1)          Year    Salary    Bonus (2) Compensation  Options (#Sh)  Payouts(2) Compensation(3)


Christopher J. Murphy III               2005   $589,385    $675,860(4) $31,560               -   $70,918     $ 74,200(4)
Chairman, President & CEO,              2004    570,000      72,440(5)  33,905               -    52,033      622,902(5)
1st Source, and Chairman                2003    570,000           -     27,996               -    43,550      977,487(5)
& CEO, 1st Source Bank

Wellington D. Jones III                 2005    327,577      79,637     30,334               -    25,630       24,950
Executive Vice President                2004    315,452      61,898     26,453               -    18,520       16,152
1st Source, and President               2003    306,500      17,500     18,377               -    14,422       14,000
& COO, 1st Source Bank

Allen R. Qualey                         2005    220,000      42,199      8,354               -    17,806       24,950
President and COO,                      2004    220,000      29,357      6,865               -    14,992       16,152
Specialty Finance Group,                2003    220,000           -      5,415               -    11,708       14,000
1st Source Bank

Richard Q. Stifel                       2005    219,582      44,046      7,552               -    12,897       24,950
Executive Vice President,               2004    204,000      45,667      6,331               -     9,142       16,152
Business Banking Group,                 2003    200,220      10,000      3,066               -     7,102       14,000
1st Source Bank

John B. Griffith                        2005    247,915      47,942      5,131               -    30,675       24,950
Senior Vice President,                  2004    237,798      34,304      4,222               -    22,349       16,152
General Counsel and Secretary           2003    217,913      20,000      3,109               -    17,433       14,000


(1) Mr. Murphy, Mr. Jones and Mr. Stifel signed employment agreements in April 1998. Mr. Griffith signed an employment agreement in March 2001. Mr. Murphy's agreement provides for a $598,000 base salary at December 31, 2005, with annual increases of not less than 5% each year, and cash bonus payments based on a formula computed in a manner similar to the awards to executives under the Executive Incentive Plan and Long-Term Executive Award Program. Under the other three agreements, Mr. Jones, Mr. Stifel and Mr. Griffith receive base salaries of $331,500, $231,132 and $250,650, respectively, at December 31, 2005, with annual increases each year as may be determined by 1st Source, and cash and stock bonuses determined under the Executive Incentive Plan and the Long-Term Executive Award Program. The agreements permit gross-up payments necessary to cover possible excise tax payments by the Executives and to reimburse the Executives for legal fees that might be expended in enforcing the agreements' provisions or contesting tax issues relating to the agreements' parachute provisions. Mr. Murphy's agreement is a five-year agreement which is extended an additional year each year unless either party gives notice not to extend. The agreements for Mr. Jones and Mr. Stifel expire on December 31, 2006. Mr. Griffith's agreement expires on March 31, 2006. In each case the Executive's agreement will be extended from year to year thereafter unless either party gives notice not to extend. If an Executive terminates employment because of any adverse change in his status, he will continue to receive his base salary for a period of twelve months after his termination. If an Executive terminates employment within one year of a change in control (which term includes any third party which becomes beneficial owner of 50%, or in the case of Mr. Murphy, 20% or more of the outstanding stock of 1st Source, the election of a majority of new directors in connection with a sale, merger, other business combination or contested Board of Directors election, or any approval of any transaction which results in a disposition of substantially all of the assets of 1st Source), he will receive severance pay in cash equal to 2.99 times his "Annualized Includable Compensation" (as defined under the Internal Revenue Code of 1986, as amended.) The agreements also include restrictive covenants which require, among other things, that the Executives not compete with 1st Source in bank or bank-related services within certain designated counties of Indiana and not divulge confidential information or trade secrets for a twenty-four month period (in the agreement of Mr. Griffith, an unlimited period with respect to confidential information or trade secrets) after termination of employment. In the event of disability, an Executive will receive his base salary for up to one year, in addition to other disability programs in effect for all officers of 1st Source.

(2) 1st Source has an Executive Incentive Plan (the "Plan") and the 1998 Performance Compensation Plan which are administered by the Executive Compensation Committee (the "Committee") of the Board. Awards under the Plan consist of cash and "Book Value" and "Market Value" shares of Common Stock. "Book Value" shares are awarded annually on a discretionary basis and typically are subject to forfeiture over a period of five (5) years. In 2003, the Executive Compensation Committee extended, subject to Board and shareholder approval, the forfeiture period for the award made in 1997 by four (4) years for all members of the Executive Incentive Plan except Mr. Murphy, Mr. Jones and Mr. Qualey, who forfeited the remaining 20% of that award. It also extended the forfeiture period for the awards made in 1998, 1999, 2000 and 2001 by four (4) years for all members of the Executive Incentive Plan except Mr. Murphy, who forfeited the remaining 60% of the 1998 award in January 2004 and the remaining 100% of the 1999 and 2000 awards in January 2005 and January 2006 respectively. "Book Value" shares may only be sold to 1st Source, and such sale is mandatory in the event of death, retirement, disability or termination of employment. 1st Source may terminate or extend the Plan at any time. During February 2006, February 2001 and February 1996, 1st Source granted special long-term incentive awards (the "Awards") to participants in the Executive Incentive Plan administered by the Committee. The 2006 Award was granted for the attainment of the company's long-term goals for 2005, which were set in 2000. The 2001 Award was granted for the attainment of the company's long-term goals for 2000, which were set in 1995. The 1996 Award was granted for the attainment of the company's long-term goals for 1995 which were set in 1990. Each Award was split between cash and 1st Source Common Stock valued at the market price at the time of the award. Such shares are subject to forfeiture over a period of ten (10) years. The first 10% of these shares was vested at the grant of the Award. Subsequent vesting requires (i) the participant to remain an employee of 1st Source and (ii) that 1st Source be profitable on an annual basis based on the determination of the Committee.

     1st Source also has a Restricted Stock Award Plan (the "Restricted Plan") for key employees. Awards under the Restricted Plan are made to employees recommended by the Chief Executive Officer and approved by the Committee. Shares awarded under the Restricted Plan are subject to forfeiture over a four (4) to ten (10) year period. Vesting is based upon meeting certain criteria, including continued employment with 1st Source.

     The bonus amounts shown represent the annual cash awards under the Plan, the 1998 Performance Compensation Plan and other cash bonuses. Vested stock under the Plan, the Awards and the Restricted Plan are included in the LTIP Payouts column. The value placed on "Book Value" shares is the book value per share as of December 31 of each year. The value placed on market value shares is market value as of December 31 of each year. Mr. Murphy receives this vested amount in cash.

     Unvested stock holdings under the Plan, the Awards and the Restricted Plan as of December 31, 2005, are as follows:

                             Book Value         Market Value          Calculated
Name                          Shares              Shares                 Value
--------------------------------------------------------------------------------
Christopher J. Murphy III     17,737               9,258                $529,401
Wellington D. Jones  III      21,857               4,035                 466,929
Allen R. Qualey               14,665               2,960                 319,643
Richard Q. Stifel             10,603               1,582                 217,069
John B. Griffith               6,810               2,036                 165,069

(3) Amounts shown in "All Other Compensation" for Mr. Jones, Mr. Qualey, Mr. Stifel, and Mr. Griffith represent 1st Source contributions to defined contribution retirement plans.

(4) $49,250 of the amount shown in the "All Other Compensation" column for Mr. Murphy for 2005 is the amount Mr. Murphy earned as part of his bonus for 2005 under the 1998 Performance Compensation Plan. This amount served to satisfy the Company's remaining commitment to reimburse Mr. Murphy for his additional tax liability related to the 2003 termination of the split-dollar insurance benefit, discussed further in (5) below. The remaining $24,950 shown in "All Other Compensation" represents 1st Source contributions to defined contribution retirement plans.

(5) Mr. Murphy did not receive a cash bonus for 2003. The amounts in the "All Other Compensation" column for Mr. Murphy for 2003 and 2004 largely relate to termination at the end of 2003 of the split-dollar insurance benefit for which 1st Source has been obligated to Mr. Murphy since 1998. Because of changes in the tax treatment and other regulations affecting split-dollar insurance arrangements, 1st Source and Mr. Murphy agreed to terminate the existing split-dollar insurance benefit on terms that also satisfied the company's obligation to him under the 1998 Performance Compensation Plan. Mr. Murphy earned a bonus for 2003 under the 1998 Performance Compensation Plan of $478,850. At the direction of the Executive Compensation Committee of the Board, and by agreement with Mr. Murphy, the company's obligation for such bonus, as well as its obligation to fund premiums for the life insurance benefit, were fully satisfied by the company's assignment to Mr. Murphy (or his designee) of its right to receive repayment out of any death benefit of the aggregate amount of previously funded premiums for the policy. $963,487 of the $977,487 included in "All Other Compensation" for 2003 for Mr. Murphy directly relates to the termination of the split-dollar arrangement. Of the $963,487, $758,478 reflects the value of the premium receivables assigned to Mr. Murphy. The company paid the remaining $205,009 to satisfy a loan against the cash surrender value of the policy used by Mr. Murphy's designee trust to fund the 2002 premium for the policy. In connection with termination of the split-dollar arrangement, Mr. Murphy incurred a tax liability on the $963,487 distribution. Because the taxes were not envisioned when 1st Source awarded the split-dollar insurance benefit to Mr. Murphy in 1998, the Executive Compensation Committee also decided to reimburse Mr. Murphy for his payment of such taxes. The Committee and Mr. Murphy agreed that any amounts up to $656,000 he earned in 2004 or subsequent years, if needed, under the 1998 Performance Compensation Plan would serve to satisfy the Company's commitment to reimburse this additional tax liability. $606,750 of the amount shown in "All Other Compensation" for 2004 is the amount Mr. Murphy earned as a bonus for 2004 under the 1998 Performance Compensation Plan and served as a partial reimbursement by the Company of this additional tax liability. The remaining $16,152 and $14,000 shown in "All Other Compensation" for 2004 and 2003, respectively, represents 1st Source contributions to defined contribution retirement plans.


            EXECUTIVE INCENTIVE PLAN -- AWARDS FOR LAST FISCAL YEAR

                                Number of        Performance Period     Number of           Performance Period
Name                         Book Value Shares     until Payout(1)   Market Value Shares      until Payout(2)

Christopher J. Murphy III         8,218               5 years               2,223               10 years
Wellington D. Jones III           3,832               5 years               1,429               10 years
Allen R. Qualey                   2,084               5 years                 675               10 years
Richard Q. Stifel                 2,189               5 years                 561               10 years
John B. Griffith                  2,221               5 years                 562               10 years

(1) Vesting of awards is tied to 1st Source achieving targeted annual increases in net income over the next five years. Twenty percent (20%) of the award vests each year based on attaining the performance.

(2) Vesting of awards is tied to 1st Source being profitable on an annual basis as determined by the Committee. Ten percent (10%) of the award vests each year based on attaining the performance. The first 10% was vested at the time of the award. The stock value from this initial vesting (calculated using 1st Source's December 31, 2005 closing price of $25.15) is included in the 2005 bonus amount on the Summary Compensation Table.



                              PENSION PLAN BENEFITS


Annual pension benefits payable to executive officers after their retirement under annuity contracts received from the terminated Pension Plan are as follows:

                                                     Annual Pension
               Name                                    Benefits

       Christopher J. Murphy III                        $17,078
       Wellington D. Jones III                            6,694
       Richard Q. Stifel                                  3,879



           EXECUTIVE COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT


1st Source officers are reviewed annually by their immediate supervisor. The review includes an assessment of management performance and achievement of individual, group and Company goals. In 2003, reviews for the three most senior officers were delayed by at least one year.

The performance review is a normal part of 1st Source's Salary Administration Program. Positions are rated and placed in a salary range. Annually, with the Board's approval, management establishes a salary performance grid that sets the range of merit increases that may be given to officers depending on individual performance and position (lower, middle or upper third) in the respective salary range.

The categories of performance under the Company's review program are:

        o    Substantially and consistently exceeds job requirements
        o    Often exceeds job requirements
        o    Meets and sometimes exceeds job requirements
        o    Meets some job requirements, improvement is required
        o    Does not meet minimal job requirements

Management awards salary increases as determined under the guidelines of the Salary Administration Program in conformance with the salary performance grid in effect for the year and the annual budget.

All of the officers reported herein, including Mr. Murphy, are under the 1st Source Salary Administration Program. In Mr. Murphy's case, he is evaluated by us against a series of objectives set in the Company's annual budget plan and in its long-term strategic plan as approved each year by our full Board. In February 2005, we reviewed Mr. Murphy's salary. Under his employment contract described elsewhere in this proxy statement, Mr. Murphy has a right to receive a minimum annual increase of 5%. In 2003 Mr. Murphy waived his right to these 5% increases and, upon his recommendation, we granted no increase. We had intended to review Mr. Murphy in the second quarter of 2004 but, upon his recommendation, deferred his review until early 2005. At that time we assessed Mr. Murphy's performance in dealing with the challenges facing the Company and his leadership efforts and granted him a 5% increase. In February 2006, Mr. Murphy again waived his right to a 5% increase. At that time we reviewed Mr. Murphy's salary based on his 2005 performance and the Company's performance vs. the objectives set in the Company's annual budget plan and, using the salary performance grid as is used for all officers, granted him a 3.7% increase.

Bonuses under 1st Source's Executive Incentive Plan (EIP) are determined annually following the close of the year. The bonus is calculated based on the officer's "partnership level" adjusted for the Company's performance relative to plan and for the individual's performance relative to weighted objectives set by the individual and his or her supervisor at the beginning of the year. In Mr. Murphy's case, the base bonus is calculated at a "partnership level" of 25% of his salary. For each 1% that the Company varies from its profit plan for the year, the base bonus is adjusted up or down by 2.5%. Since the Company performed at approximately its plan for the year and generally met its qualitative and other quantitative objectives, Mr. Murphy was awarded $274,785 in 2006 for 2005 performance.

Under the terms of the EIP, 50% of an Executive Incentive Plan bonus is paid in cash at the time of the award. The other 50% is paid in book value stock and is subject to forfeiture over the succeeding five (5) years. The forfeiture lapses ratably for each year the employee remains with the Company and for each year, or period of years, the Company grows its net income by a targeted minimum per year. During this period, the "at risk" portion of the bonus, delineated in book value stock, is transferred to the participant as the forfeiture period lapses. In Mr. Murphy's case, while determined in book value stock, the award is paid in cash as the forfeiture lapses. Due to the Company's performance in 2002, the remaining 20% of the award made in 1997 would be forfeited. In early 2003 Mr. Murphy asked that the forfeiture period for these awards be extended for four (4) years for all members of the Executive Incentive Plan except himself, Mr. Jones, and Mr. Qualey, as they are the most senior officers of the Corporation with credit and management authority and should bear full responsibility for the Company's performance. The recommendation for the extension was made in an effort to encourage the management team throughout the Company to accelerate their efforts to return 1st Source to its historic earnings levels. We approved this extension, as did the Board of Directors, and the Shareholders. We also extended the forfeiture period for the awards made in 1998, 1999, 2000 and 2001 by four (4) years for all members of the Executive Incentive Plan except Mr. Murphy, who forfeited the remaining 60% of the 1998 award in January 2004 and the remaining 100% of the 1999 and 2000 awards in January 2005 and January 2006, respectively. 100% of Mr. Murphy's 2001 award will likely be forfeited in January 2007.

In addition, bonuses under 1st Source's special long-term incentive award program were determined following the end of 2005 for the current five-year period. The bonus is calculated based on a pre-determined mathematical formula which compares Company performance relative to the 2005 long-term goals set in 2000 adjusted for the officer's "partnership level" and for the individual's performance over the five-year period. The Company largely achieved its long-term credit quality goals and partially achieved its long-term profitability goals. Accordingly, based on this application of the mathematical formula to the Company's performance in 2005, Mr. Murphy was awarded a bonus of $74,536 for 2001 to 2005 performance.

Under the Company's Executive Incentive Plan, 32.5% of this award will be paid in cash in March 2006 to Mr. Murphy. The other 67.5% will be subject to forfeiture over the next nine (9) years. During this period, the "at risk" portion of the bonus is delineated in market value stock but is paid in cash to Mr. Murphy as the forfeiture lapses.

Mr. Murphy was also eligible for a cash bonus under the 1998 Performance Compensation Plan based on goals established by us at the beginning of 2005. For 2005, the award level set was up to 2.5% of net income, or the same percentage as set for the six (6) previous years. Under the terms of that plan, Mr. Murphy earned a bonus of $514,250. As discussed in our report for 2004 in last year's proxy as well as footnotes (4) and (5) to the Summary Compensation Table above, $49,250 of this bonus for 2005 served to satisfy the Company's remaining commitment to reimburse Mr. Murphy's additional tax liability related to termination of his split-dollar insurance benefit at the end of 2003.

              EXECUTIVE COMPENSATION AND HUMAN RESOURCES COMMITTEE

                           Timothy K. Ozark, Chairman

                William P. Johnson                 Rex Martin
                Toby S. Wilt




           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


The persons named above were the only persons who served on the Executive Compensation Committee of the Board of Directors during the last fiscal year.


                        OPTION GRANTS IN LAST FISCAL YEAR

There have been no option grants to executive officers in the last fiscal year.




                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND DECEMBER 31, 2005 OPTION VALUES


(a)                                  (b)        (c)                           (d)                                       (e)
                                                                          Number of                          Value of Unexercised
                                                                     Securities Underlying                      In-the-Money
                                                                    Unexercised Options at                       Options at
                                                                       December 31, 2005                       December 31, 2005
                              Shares Acquired   Value
Name                            on Exercise    Realized       Exercisable      Unexercisable           Exercisable    Unexercisable
-----------------------------------------------------------------------------------------------------------------------------------
Christopher  J. Murphy III              -    $     -            121,275                 -                $      -              -
Wellington  D. Jones III                -          -             65,481                 -                  21,309              -
Allen R. Qualey                     8,675     86,820             81,978                 -                 219,666              -
Richard Q. Stifel                   8,171     94,360             44,554                 -                 103,838              -
John B. Griffith                        -          -             16,667             8,333                  36,667         18,333




                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        AMONG 1ST SOURCE, NASDAQ MARKET INDEX** AND PEER GROUP INDEX***

                        31-Dec-00       31-Dec-01       31-Dec-02       31-Dec-03       31-Dec-04       31-Dec-05
1st Source                 100             121             100             131             158             159
NASDAQ Index               100              80              56              84              91              93
Peer Group                 100             101              97             124             132             127


* Assumes $100 invested on December 31, 2000, in 1st Source Corporation common stock, NASDAQ market index, and peer group index.

** The NASDAQ Market Index is calculated using all companies which trade on the NASDAQ National Market System or on the NASD Supplemental Listing. It includes both domestic and foreign companies.

*** The peer group is a market-capitalization-weighted stock index of 115 banking companies in Indiana, Illinois, Michigan, Ohio, and Wisconsin.

NOTE: Total return assumes reinvestment of dividends.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


The Securities Exchange Act of 1934 requires executive officers and directors to file reports of ownership and changes in ownership of 1st Source Corporation stock with the Securities and Exchange Commission and to furnish 1st Source with copies of all reports filed. Based solely on a review of the copies of such reports furnished to 1st Source and written representations from the executive officers and directors that no other reports were required, 1st Source believes that all filing requirements were complied with during the last fiscal year.

         RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The financial statements of 1st Source are audited annually by an independent registered public accounting firm. For the year ended December 31, 2005 and the five (5) preceding years, the audit was performed by Ernst & Young LLP. Fees for professional services provided by Ernst & Young LLP for the last two years were as follows:

                                                 2005           2004
---------------------------------------------------------------------
Audit Fees                                     $520,000     $533,700
Audit-Related Fees                               65,995       92,786
Tax Fees                                            980        8,500
Other Fees                                            -        1,500
---------------------------------------------------------------------
Total                                          $586,975     $636,486
======================================================== ============

(1) The amounts shown include fees billed through February 17, 2006. Management and Ernst & Young LLP expect to meet in the near future to determine a final fee for Ernst & Young's audit and its attestation report on management's assessment of internal control over financial reporting.

Audit fees included fees associated with the annual audit and the reviews of 1st Source's quarterly reports on Form 10-Q. Audit-related fees included fees for pension and statutory audits and accounting consultations. Tax fees included review of 1st Source's federal and state tax returns and tax advice on other federal and state tax issues.

In 2003 the Audit Committee adopted an Audit and Non-Audit Services
Pre-Approval Policy covering services performed by 1st Source's independent registered public accounting firm. Under this policy the annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure, or other matters. Any other services provided by the independent registered public accounting firm will require specific pre-approval by the Audit Committee unless the type of service has received general pre-approval from the Audit Committee. In addition, a pre-approved type of service will require specific pre-approval if the current year fee level for the type of service will exceed the approved fee level established annually by the Audit Committee. Requests or applications to provide services that require approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence. All fees paid to the independent registered public accounting firm for their 2005 services were pre-approved by the Audit Committee in accordance with this policy.

Representatives of the firm of Ernst & Young LLP will be available to respond to questions during the Annual Meeting. These representatives have indicated that they do not presently intend to make a statement at the Annual Meeting. 1st Source intends to retain Ernst & Young LLP as its independent registered public accounting firm for the year ending December 31, 2006, pending approval of fees by the Audit Committee and execution of an engagement letter.



                          PROPOSALS OF SECURITY HOLDERS


Proposals submitted by security holders for presentation at the next Annual Meeting must be submitted in writing to the Secretary, 1st Source Corporation, on or before November 3, 2006.

                             ADDITIONAL INFORMATION


As to the proposals presented for approval, a plurality of the shares voted is required for approval.

A COPY OF 1ST SOURCE'S MOST RECENT ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED, WITHOUT CHARGE (EXCEPT FOR EXHIBITS), ON WRITTEN REQUEST TO: TREASURER, 1ST SOURCE CORPORATION, POST OFFICE BOX 1602, SOUTH BEND, INDIANA 46634.

A copy of 1st Source's Annual Report on Form 10-K is furnished herewith to Shareholders for the calendar year ended December 31, 2005, containing financial statements for such year. The financial statements and the Report of Independent Registered Public Accounting Firm are incorporated by reference in this Proxy Statement.

By Order of the Board of Directors,

John B. Griffith
Secretary



South Bend, Indiana
March 17, 2006

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Christopher J. Murphy III, Wellington D. Jones III, and John B. Griffith and each of them Proxies; to represent the undersigned, with full power of substitution, at the Annual Meeting of Shareholders of 1st Source Corporation to be held on April 27, 2006 and at any and all adjournments thereof.

1.  ELECTION OF DIRECTORS

     [ ] FOR all nominees listed below (except as marked to the contrary)

     [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through or otherwise strike the nominee's name in the list below.

Term Expires April, 2009:

Terry L. Gerber         William P. Johnson       Craig A. Kapson
John T. Phair           Mark D. Schwabero

2.  SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                          1st Source Corporation
                                                            Post Office Box 1602
                                                      South Bend, Indiana  46634

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1.

Please sign exactly as shares are registered. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


================================================================================
                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                      PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature__________________________________________________________

Signature (if held jointly)________________________________________

Date_______________________________________________________________
================================================================================